NEWS RELEASE

FOR IMMEDIATE RELEASE

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC

         AWARDED $731,000 GRANT FOR EPA VERIFICATION OF THE XTRM CAT(TM)
                          MARINE / LOCOMOTIVE CATALYST

Concord, ON.--(BUSINESS WIRE) - April 7th, 2009. Environmental Solutions Worldwide Inc. (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that its wholly owned subsidiary ESW America Inc. (ESWA) has been awarded a $731,000.00 grant for Environmental Protection Agency (EPA) verification of the Company's proprietary XTRM Cat(TM) Marine/Locomotive catalyst technology from the Texas Environmental Research Consortium (TERC) and the Houston Advanced Research Center (HARC).

This new grant is intended to support ESWA in the final testing of the XTRM Cat(TM) technology in real-world applications along with providing a platform for EPA verification. In March of 2009 the EPA finalized more stringent emissions standards for locomotives and marine compression-ignition engines opening the door for this exciting newly regulated market. (1.)

This grant is made possible by the New Technology Research and Development
(NTRD) Program which was created in 2001 by the 77th Texas Legislature. The NTRD Program is funded by the State of Texas through the Texas Commission on Environmental Quality (TCEQ). NTRD grants are designed to expedite the commercialization of new and innovative emission reduction technologies that will improve the air quality of Texas.

FOR MORE INFORMATION ABOUT HARC, PLEASE VISIT: HTTP://WWW.HARC.EDU/ FOR MORE INFORMATION ABOUT TERC, PLEASE VISIT:
HTTP://WWW.TERCAIRQUALITY.ORG/ABOUT/

Yiqun Huang Ph.D., NTRD Program Director for HARC, remarked "We would like to see this important technology to be demonstrated with EPA verification test so that it can be accepted and commercially available for retrofitting locomotive and marine diesels to reduce their emissions. I believe just like diesel oxidation catalyst and diesel particulate filter for current on-road and offroad diesel applications, technologies like XTRM Cat(TM) will have an important role in reducing emissions from locomotive and marine engines."

Mr. David J. Johnson, ESW's President and CEO commented, "We believe this new grant underscores the confidence TERC/HARC has in our Company's ability to provide tangible real world results which will in turn provide significant contributions towards cleaning the air quality in Texas. We are looking forward to implementing the XTRM Cat(TM) infield demonstration and final EPA verification testing. We believe, once the EPA verifies, the XtrmCat(TM), it will give the Company a competitive edge in the marine/locomotive emissions retrofit sector of the Industry."

"ESWA has been awarded the grant in part due to the significant progress and success that was achieved with the XTRM Cat(TM) on Electro-Motive Diesel (EMD) 2-stroke diesel engines during the previous $250,000 TERC/HARC grant received in 2007. Mr. Johnson further remarked, The EMD design engines are standard equipment on Marine/Locomotive applications in North American with a population demographic in excess of 40 thousand units in operation."

(1.) FOR FURTHER INFORMATION PLEASE VISIT:
HTTP://WWW.EPA.GOV/OMS/REGS/NONROAD/420F08004.HTM
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ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory. For updated information, please visit the Company's Web site at: www.cleanerfuture.com

For updated information about our military division, please visit the Company's Web site at: www.eswmilitarytech.com

SAFE HARBOR

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com